UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 9, 2013

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
       ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
       ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
       ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 9, 2013, Humana Inc. amended and restated its Previous Credit Agreement (described below) with an amended and restated five-year $1 billion unsecured revolving credit agreement with JPMorgan Chase Bank, N.A. as Agent and as CAF Loan Agent, Bank of America, N.A. as Syndication Agent, Citibank, N.A., PNC Bank, National Association, U.S. Bank National Association, and Wells Fargo Bank, National Association, as Documentation Agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., PNC Capital Markets LLC, U.S. Bank, National Association, and Wells Fargo Securities, LLC, as Joint-Lead Arrangers and Joint Bookrunners (“New Credit Agreement”).  The Company entered into the New Credit Agreement: (a) for general corporate purposes; and (b) to amend and restate the Company’s five-year, $1 billion unsecured revolving credit agreement dated as of November 22, 2011 (the “Previous Credit Agreement”).

Under the New Credit Agreement, at our option, we can borrow on either a competitive advance basis or a revolving credit basis.  The revolving credit portion bears interest at LIBOR or the base rate plus a spread.  The competitive advance portion of any borrowings will bear interest at market rates prevailing at the time of borrowing on either a fixed rate or a floating rate based on LIBOR, at our option.  The Company will pay an annual facility fee regardless of utilization.

The New Credit Agreement contains customary restrictive and financial covenants as well as customary events of default, including financial covenants regarding the maintenance of a minimum level of net worth and a maximum leverage ratio.  The terms of the New Credit Agreement also include standard provisions related to conditions of borrowing, including a customary material adverse effect clause which could limit our ability to borrow (other than borrowings used to refinance maturing commercial paper).  We have not experienced a material adverse effect and we know of no circumstances or events which would be reasonably likely to result in a material adverse effect.  At this time, we do not believe the material adverse effect clause poses a material funding risk to us.  In addition, the New Credit Agreement includes an uncommitted $250 million incremental loan facility.

We have other relationships, including financial advisory and banking, with some parties to the New Credit Agreement.

We have no borrowings outstanding under the New Credit Agreement as of July 9, 2013.  We have outstanding letters of credit of approximately $5.5 million issued under the New Credit Agreement as of July 9, 2013.  No amounts have ever been drawn on these letters of credit.  Accordingly, as of July 9, 2013, we have approximately $994.5 million of remaining borrowing capacity under the New Credit Agreement, none of which would be restricted by our financial covenant compliance requirement.

The foregoing description of the New Credit Agreement does not purport to be complete.  For an understanding of the terms and provisions of the New Credit Agreement, reference should be made to the copy of that agreement attached as Exhibit 10 to this Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The New Credit Agreement replaces the Previous Credit Agreement in its entirety.

Under the Previous Credit Agreement, at our option, we were able to borrow on either a competitive advance basis or a revolving credit basis.  The revolving credit portion bore interest at LIBOR or the base rate plus a spread.  The competitive advance portion of any borrowings bore interest at market rates prevailing at the time of borrowing on either a fixed rate or a floating rate based on LIBOR, at our option.  We paid an annual facility fee regardless of utilization.

The Previous Credit Agreement contained customary restrictive and financial covenants as well as customary events of default, including financial covenants regarding the maintenance of a minimum level of net worth and maximum leverage ratios.  At July 9, 2013, we were in compliance with all applicable financial covenant requirements.  The terms of the Previous Credit Agreement also included standard provisions related to conditions of borrowing, including a customary material adverse effect clause which could limit our ability to borrow (other than borrowings used to refinance maturing commercial paper).

There were no borrowings outstanding under the Previous Credit Agreement at the time of its termination.  At that time, we had outstanding letters of credit of approximately $5.5 million issued under the Previous Credit Agreement, which have been “rolled over” into the New Credit Agreement.  No amounts were ever drawn on these letters of credit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.      Description

10
Five-Year $1 Billion Amended and Restated Credit Agreement , dated as of July 9, 2013, among Humana Inc., and JPMorgan Chase Bank, N.A. as Agent and as CAF Loan Agent, Bank of America, N.A. as Syndication Agent, Citibank, N.A., PNC Bank, National Association, U.S. Bank National Association, and Wells Fargo Bank, National Association, as Documentation Agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., PNC Capital Markets LLC, U.S. Bank, National Association, and Wells Fargo Securities, LLC, as Joint-Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:           July 9, 2013

INDEX TO EXHIBITS

Exhibit No.                  Description

10
Five-Year $1 Billion Amended and Restated Credit Agreement, dated as of July 9, 2013, among Humana Inc., and JPMorgan Chase Bank, N.A. as Agent and as CAF Loan Agent, Bank of America, N.A. as Syndication Agent, Citibank, N.A., PNC Bank, National Association, U.S. Bank National Association, and Wells Fargo Bank, National Association, as Documentation Agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., PNC Capital Markets LLC, U.S. Bank, National Association, and Wells Fargo Securities, LLC, as Joint-Lead Arrangers and Joint Bookrunners.